                                 EXHIBIT 99.4

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                          RESTATED SEGMENT INFORMATION
                                    UNAUDITED

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

                                                        THREE MONTHS       SIX MONTHS         NINE MONTHS         TWELVE MONTHS
(In millions)                                              ENDED              ENDED              ENDED                ENDED
                                                           MAR 31,            JUN 30,             SEP 30,            DEC 31,
                                                            1997               1997               1997                1997
                                                        ------------       ------------       ------------        ------------
INDUSTRY SEGMENTS
-----------------
   Sales to Unaffiliated Customers:
     Tires                                                 $ 2,541.6          $ 5,112.4          $ 7,729.3          $ 10,357.7
     Related products and services                             210.6              468.8              701.2               911.6
                                                        ------------       ------------       ------------        ------------
         Total Tires                                         2,752.2            5,581.2            8,430.5            11,269.3
     General Products                                          456.5              917.4            1,366.8             1,796.0
                                                        ------------       ------------       ------------        ------------
        NET SALES                                          $ 3,208.7          $ 6,498.6          $ 9,797.3          $ 13,065.3
                                                        ============       ============       ============        ============

   Income:
     Tires                                                   $ 266.9            $ 532.0            $ 796.0             $ 780.4
     General Products                                           46.3              104.8              159.5               208.2
                                                        ------------       ------------       ------------        ------------
        OPERATING INCOME                                       313.2              636.8              955.5               988.6

      Exclusions from operating income                         (70.9)            (136.0)            (195.6)             (245.3)
                                                        ------------       ------------       ------------        ------------
         Income from Continuing Operations                   $ 242.3            $ 500.8            $ 759.9             $ 743.3
           before Income Taxes                          ============       ============       ============        ============



GEOGRAPHIC SEGMENTS
-------------------

   Sales to Unaffiliated Customers:
     United States                                         $ 1,687.7          $ 3,382.5          $ 5,156.6           $ 6,831.0
     Europe                                                    764.5            1,569.8            2,320.3             3,160.8
     Latin America                                             383.1              785.0            1,188.2             1,575.0
     Asia                                                      199.3              408.7              610.3               772.7
     Canada                                                    174.1              352.6              521.9               725.8
                                                        ------------       ------------       ------------        ------------
        NET SALES                                          $ 3,208.7          $ 6,498.6          $ 9,797.3          $ 13,065.3
                                                        ============       ============       ============        ============


   Income:
     United States                                           $ 126.4            $ 249.4            $ 404.1             $ 435.4
     Europe                                                     79.6              171.3              233.7               214.9
     Latin America                                              68.3              140.1              205.5               224.2
     Asia                                                       27.5               50.3               71.9                65.3
     Canada                                                     11.4               25.7               40.3                48.8
                                                        ------------       ------------       ------------        ------------
        OPERATING INCOME                                     $ 313.2            $ 636.8            $ 955.5             $ 988.6
                                                        ============       ============       ============        ============


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                                   X-99.4-1